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                                                                 EXHIBIT (10.)15

                              SARA LEE CORPORATION
                               FY95 NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN
                                 (ANNUAL BONUS)

1. PURPOSE: The purpose of the Sara Lee Corporation FY95 Non-Qualified Deferred Compensation Plan (Annual Bonus) (the "Plan") is to permit a Participant, as defined below, to defer the payment of 25% or more of his/her FY95 annual bonus award earned under the provisions of an annual (short-term) bonus plan of Sara Lee Corporation or any of its subsidiaries incorporated under the laws of any state in the United States (the "Company").

2. PARTICIPANTS: A Participant shall mean an employee of the Company who is a participant in a short-term (annual) incentive plan for fiscal year 1995 ("Participant").

3. ADMINISTRATION OF THE PLAN: The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board of Directors of Sara Lee Corporation (the "Committee"). The Committee may delegate certain administrative authority to employee(s) of the Company, but shall retain the responsibility for interpretation and modification of the Plan.

4. DEFERRED COMPENSATION: "Deferred Compensation" shall mean the amount of the FY95 annual bonus awarded but deferred in accordance with the terms of Paragraph 5 of the Plan.

5. ELECTION TO DEFER COMPENSATION: A Participant may elect to defer at least 25% of his/her FY95 bonus award earned under an annual (short-term) bonus plan. Such deferral shall be effected by executing a FY95 Annual Bonus Deferred Compensation Agreement ("Agreement"), in the form set forth in EXHIBIT A of the Plan, and filing the Agreement with the Company's Human Resources Department prior to July 3, 1994.

6. PAYMENT OF DEFERRED COMPENSATION: A Participant may elect to receive the payment(s) of Deferred Compensation in annual installments or in a lump sum, provided that the payment(s) does not commence during the tax year in which it is earned.

7. IRREVOCABILITY: An election to defer, filed in accordance with paragraph 5, is binding and irrevocable except as specified in paragraphs 10 and 12 below.

8. MAINTENANCE OF DEFERRED COMPENSATION ACCOUNTS: The Company will maintain a separate Deferred Compensation Account ("Account") for each Participant. On June 30 and December 31 of each year and on the date of final payment from the Account, the Company will credit the Account with interest on the outstanding balance (principal and interest to date). The rate of interest for each fiscal year will be set at the beginning of each fiscal year based on the current cost to Sara Lee Corporation of issuing five year maturity debt. The rate will be the average of quotes from two prominent investment banks, but will not be lower than five year maturity debt for a company whose credit rating is comparable to that of Sara Lee Corporation.


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9.   RETIREMENT: In the event that a Participant retires before all the
     Deferred Compensation is paid from his/her Account, the Plan shall remain in effect and his/her Account shall continue to be maintained by the Company for the benefit of the Participant and paid in accordance with the Agreement.

10. DEATH OR TOTAL DISABILITY OF PARTICIPANT: Upon the death or total disability of a Participant (total disability as defined in the Sara Lee Corporation Key Executive Disability Income Plan), the payment of the Account balance shall be made as requested by the totally disabled Participant, designated beneficiary (or beneficiaries) or the Executor/Executrix of the Participant's estate. This request must be made in writing to the Corporate Compensation Department within 180 days following the death or total disability of a Participant. If this request is not made within 180 days following the death or total disability of a Participant, the Deferral Compensation will be paid in accordance with the Agreement.

11. TERMINATION OF EMPLOYMENT: The Plan shall remain in effect and the Account shall continue to be maintained by the Company for the benefit of a Participant and paid in accordance with the Agreement in the event that the Participant terminates employment with the Company for any reason before all the Deferred Compensation is paid from his/her Account.

12. FINANCIAL HARDSHIP: Notwithstanding the time and frequency of the date of payment of Deferred Compensation designated in the Agreement or in paragraphs 9, 10 and 11 hereof, the Senior Vice President-Human Resources of Sara Lee Corporation as the representative for the Committee, may authorize, upon written application to the Corporate Compensation Department by the Participant, his/her designated beneficiary or the Executor/Executrix of the Participant's estate, the acceleration of Deferred Payments (including a lump sum payment). Provided that the requesting party can substantiate to the reasonable satisfaction of the Senior Vice President-Human Resources of Sara Lee Corporation as the representative for the Committee that adherence to the designated payment form and/or schedule set forth in the Agreement would result in severe financial hardship to the Participant, his/her designated beneficiary or to his/her estate. A bonafide financial hardship must be the result of an unanticipated event. Such accelerated or lump sum payment shall not exceed the amount required to meet the financial need of the Participant, his/her designated beneficiary or his/her estate.

13. NO RIGHTS OF EMPLOYMENT: Participation in the Plan in no way constitutes a contract or agreement to continued employment of the Participant by the Company for any fixed period of time.

14. STATUS OF OBLIGATION: The balances accumulated in the Accounts under the terms of the Plan shall constitute general contractual obligations of the Company. The Company shall not segregate assets, create any security interest, or encumber its assets in order to provide for the payment(s) of the balance(s) which shall accumulate in the Accounts. Notwithstanding the preceding sentence, the Company may, in its sole discretion, establish an irrevocable grantor trust, the assets of which shall be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency, and if so established, benefits payable under the Plan shall be paid from such trust to the extent not otherwise paid from the Company's general assets.



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15.  NON-ASSIGNABILITY: The rights and benefits of a Participant under the
     Plan are personal and cannot be pledged, transferred or assigned except by designation of a beneficiary (or beneficiaries), will or the laws of descent and distribution.

16. AMENDMENT(S): Any substantive amendment(s) to the Plan shall be approved by the Committee. No amendment(s) shall be made which would adversely affect the tax status of the Deferred Compensation accumulated in the Accounts.

17.  EFFECTIVE DATE; TERMINATION: The Plan shall become effective July 3,
     1994, subject to approval by the Committee. The Committee may terminate the Plan at any time; however, such termination shall not affect the rights of Participants accrued prior to such termination. In the event of a termination, the Committee will comply with a Participant's election regarding the distribution of the Deferred Compensation.

18. PREDECESSOR PLANS: The rights and provisions as described in this document are applicable to this Plan only and shall not apply to any other deferred compensation plan of the Company in which a Participant is a participant.



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                                                                   EXHIBIT A

                             SARA LEE CORPORATION
                        DEFERRED COMPENSATION AGREEMENT
                     FOR THE FISCAL YEAR ENDED JULY 1, 1995


THIS AGREEMENT is made and entered into this _____ day of______, 1994, by and between Sara Lee Corporation, a Maryland corporation ("SLC") and
____________________________________________________ ("Employee").

                                  WITNESSETH:

WHEREAS SLC has a FY95 Non-Qualified Deferred Compensation Plan (Annual Bonus), a copy of which is attached hereto ("Deferred Compensation Plan"), in which the Employee is eligible to participate and
WHEREAS Employee desires to defer the current payment of 25% or more of the bonus award payable to Employee with respect to the fiscal year of SLC ending July 1 1995, in accordance with the terms and conditions of the Deferred Compensation Plan and this Agreement:
NOW, THEREFORE, the parties hereto agree as follows:

        1. EMPLOYEE'S ELECTION TO DEFER BONUS AWARD. Employee hereby irrevocably elects, except as provided for in paragraphs 10 and 12 of the Deferred Compensation Plan to defer payment of ______ % of the bonus award earned by and payable to Employee with respect to the fiscal year of SLC ending July 1, 1995.

        2. AGREEMENT OF SLC TO DEFER BONUS AWARD. SLC agrees to establish a separate account on its books for the benefit and in the name of Employee ("Account") in which the amount of bonus award deferred by Employee ("Deferred Compensation") under this agreement shall be credited. The Account shall be maintained by SLC in accordance with Section 8 of the Deferred Compensation Plan.

        3. PAYMENT OF DEFERRED COMPENSATION. Employee hereby elects to receive the payment of, and SLC hereby agrees to pay Employee the Deferred Compensation as follows:

               A lump sum payment in __________________________ (insert month and year) or in __________ equal consecutive annual installments commencing on January 1, ____ (year) and on each subsequent January 1, until all installments have been paid. The final installment shall be paid on January 1, ____ (year). The lump sum payment of each such installment payment shall be paid together with interest thereon as determined in Paragraph 8 of the Deferred Compensation Plan.

        4. CALCULATION OF PAYMENT AMOUNTS. The amount of each installment payment and the interest thereon shall be computed in accordance with the following formula; (a) the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments (b) the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments.

        5. DEATH OF EMPLOYEE. In the event that Employee shall die prior to the payment of the unpaid balance of the Deferred Compensation in the Employee's Account, such unpaid balance shall be paid to ( ) EMPLOYEE'S ESTATE or to ( ) EMPLOYEE'S BENEFICIARY (OR BENEFICIARIES). __________________________________________________
             __________________________________________________________________
             (fill in name, current social security number of beneficiary).

        6. INCORPORATION OF DEFERRED COMPENSATION PLAN. The terms and conditions of the Deferred Compensation Plan are hereby incorporated by reference and form a part of this agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

  ATTEST:                                           SARA LEE CORPORATION

  By_________________________                       By_________________________
  Officer (Operating Unit)                          Officer (Operating Unit)

                                                    ___________________________
                                                    Employee's Signature

                                                    ___________________________
                                                    Print Name


                                                    ___________________________
                                                    Home Address
Employee's Social Security Number
                                                    ___________________________

__________________________________
                                                    ___________________________
                                                    Division (Employer)